SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14-11(c) or 240.14a.12

                        NEW JERSEY STEEL CORPORATION
              (Name of Registrant as Specified in Its Charter)

                        NEW JERSEY STEEL CORPORATION
                  (Name of Persons Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          NEW JERSEY STEEL CORPORATION
                            (A DELAWARE CORPORATION)

                              -------------------

                                   NOTICE OF
                      1995 ANNUAL MEETING OF STOCKHOLDERS

                              -------------------

                                 JUNE 27, 1995

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NEW JERSEY STEEL CORPORATION (the "Company") will be held at The Woodbridge Hilton, 120 Wood Avenue South, Iselin, New Jersey 08830 on Tuesday, June 27, 1995 at 10:00 A.M. for the following purposes as set forth in the attached Proxy Statement:

        (1) To elect five (5) directors; and

        (2) To consider and act upon such other business as may properly come before the meeting.

    In accordance with the By-Laws, the Board of Directors has fixed the close of business on May 3, 1995 as the record date for the determination of stockholders of the Company entitled to notice of and to vote at the meeting. The transfer books of the Company will not be closed.

    WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT TO THE COMPANY IN THE SELF-ADDRESSED ENVELOPE ENCLOSED FOR THAT PURPOSE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                                            By Order of the Board of Directors
                                                  Thomas W. Jackson,
                                                       Secretary

Dated: May 10, 1995
Sayreville, New Jersey

    Requests for additional copies of the proxy material should be addressed to Treasurer, New Jersey Steel Corporation, North Crossman Road, Sayreville, New Jersey 08872 and mailed to that address or telecopied to (908) 721-8933.

                          NEW JERSEY STEEL CORPORATION
                              NORTH CROSSMAN ROAD
                          SAYREVILLE, NEW JERSEY 08872

                              -------------------

                                PROXY STATEMENT

                              -------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD 10:00 A.M. JUNE 27, 1995

                              -------------------

    This statement is furnished in connection with the solicitation of proxies by the Board of Directors of New Jersey Steel Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at The Woodbridge Hilton, 120 Wood Avenue South, Iselin, New Jersey 08830 on Tuesday, June 27, 1995 at 10:00 A.M., and at any adjournment thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Secretary of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the meeting and voting. This statement, the accompanying notice of meeting, and proxy form have been first sent to stockholders on or about May 10, 1995.

    All properly executed, unrevoked proxies in the enclosed form which are received in time will be voted in accordance with the stockholder's directions, and unless contrary directions are given, will be voted for the election as directors of the nominees described below. A stockholder who abstains from a vote by registering an abstention vote will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on the particular matter. Similarly, in the event a nominee holding shares for beneficial owners votes on certain matters pursuant to discretionary authority or instructions from beneficial owners, but with respect to one or more other matters does not receive instructions from beneficial owners and does not exercise discretionary authority (a so-called "non-vote"), the shares held by the nominee will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on such other matters.

    A copy of the Annual Report of the Company for the fiscal year ended November 30, 1994, including financial statements, is being mailed simultaneously herewith to all stockholders of record at the close of business on May 3, 1995. Such Annual Report does not constitute a part of the proxy solicitation material.

                               VOTING SECURITIES

    Only stockholders of record at the close of business on May 3, 1995, the date fixed by the Board of Directors in accordance with the By-Laws, are entitled to vote at the meeting. As of May 3, 1995, the Company had issued and outstanding 5,893,370 shares of Common Stock, par value $.01 per share. Each share of Common Stock is entitled to one vote on matters to come before the meeting.

    Set forth below is information concerning the ownership as of May 3, 1995 of the Common Stock of the Company by the only persons who, to the knowledge of the Board of Directors, own more than 5% of the outstanding shares. Von Roll Ltd. has sole voting and investment power over the shares it owns.

           NAME AND ADDRESS                    AMOUNT OWNED         PERCENTAGE
          OF BENEFICIAL OWNER                  BENEFICIALLY          OF CLASS
- ---------------------------------------        ------------         -----------
Von Roll Ltd.                                    3,561,500             60.4%
CH 4563, Gerlafingen
Switzerland

                                       A.
                             ELECTION OF DIRECTORS

    Five directors are to be elected at the meeting, each to hold office until the next annual meeting and until his successor is elected and qualified. The Company's directors are elected by the stockholders by a plurality of the votes cast. The nominees of the Board are set forth below. Although the Board of Directors does not expect that any of the persons named will be unable to serve as a director, should any of them become unavailable for election, it is intended that the shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee or nominees selected by the Board. The following table sets forth information regarding beneficial ownership of the Company's Common Stock for each director, nominee and named executive officer and for all directors and executive officers as a group. Except as otherwise indicated, each individual named has sole investment and voting power with respect to the securities shown.

                                                                                    SHARES OF COMMON
                                                                                   STOCK BENEFICIALLY
                                    YEAR FIRST                                     OWNED, DIRECTLY OR  PERCENT
     NAME OF DIRECTOR/              ELECTED AS               PRINCIPAL              INDIRECTLY AS OF     OF
     EXECUTIVE OFFICER        AGE   A DIRECTOR           OCCUPATION/TITLE             MAY 3, 1995       CLASS
- ----------------------------  ---   ----------   --------------------------------- ------------------  -------
Walter H. Beebe.............  54       1978      Partner in law firm of Jacobs              -0-          --
                                                 Persinger & Parker since prior to
                                                 1990.
H. Georg Hahnloser..........  51       1978      Chief Operating Officer of Von             -0-          --
                                                 Roll Ltd. since February 1995;
                                                 prior thereto Executive Vice
                                                 President and Chief Financial
                                                 Officer of Von Roll Ltd. since
                                                 prior to 1990.
Harvey L. Karp..............  67       1987      Chairman of the Board of Mueller           -0-          --
                                                 Industries, Inc. since January
                                                 1994; prior thereto Chief
                                                 Executive Officer and Chairman of
                                                 the Board of Mueller Industries,
                                                 Inc. from October 1991 to
                                                 December 1993; Private Investor
                                                 since prior to 1990.
Robert J. Pasquarelli.......  48       1982      President and Chief Executive           27,255           .46%
                                                 Officer of the Company since
                                                 prior to 1990.
Hans G. Trosch..............  53        N/A      Executive Vice President of Von            -0-          --
                                                 Roll Ltd. and Von Roll Isola
                                                 Group Chief Executive Officer
                                                 since 1994; prior thereto
                                                 President of Swiss Insulating
                                                 Works Ltd., a subsidiary of Von
                                                 Roll Ltd., since 1993; prior
                                                 thereto Manager, Electrical
                                                 Systems Division, Switzerland, of
                                                 Von Roll Isola since prior to
                                                 1990.
Gary Giovannetti............  44        N/A      Vice President-Sales and                15,000           .25%
                                                 Marketing of the Company since
                                                 June 1991; Employee of the
                                                 Company from February 1991 to
                                                 June 1991; Vice President-Sales
                                                 and Marketing of Northern
                                                 Precision Casting Company since
                                                 prior to 1990.
Paul Roik...................  43        N/A      Vice President-Finance, and              8,700           .15%
                                                 Treasurer of the Company since
                                                 prior to 1990.
John R. Sullivan............  49        N/A      Vice President-Industrial                  400           .01%
                                                 Relations of the Company since
                                                 prior to 1990.
Joseph Lahita...............  49        N/A      Vice President-Operations of the        25,100           .43%
                                                 Company since June 1990; Plant
                                                 Manager since prior to 1990.
All directors and executive
  officers as a group.......                                                             76,455          1.30%

    During the last fiscal year, the Board of Directors held seven meetings. All incumbent directors attended all of the meetings of the Board. The Board of Directors has a standing Audit Committee consisting of Messrs. Hahnloser and Karp. The Audit Committee did not meet in fiscal 1994. The duties of the Audit Committee are to oversee the audit function of the Company's independent certified public accountants and to act as a communication link between the Board of Directors and such certified public accountants. The Board of Directors does not have a standing executive, nominating or compensation committee, or any committees performing similar functions. Each of the directors has served continuously since the year in which he was first elected.

    Except as set forth below, none of the nominees is a director of any company (other than the Company) which is subject to the reporting requirements of the Securities Exchange Act of 1934 or which is a registered investment company under the Investment Company Act of 1940.

NAME OF NOMINEE                                                             DIRECTOR OF
- -----------------------------------------------------------------   ---------------------------
Harvey L. Karp...................................................   Mueller Industries, Inc.
Robert J. Pasquarelli............................................   Mueller Industries, Inc.

EXECUTIVE COMPENSATION

    The Summary Compensation Table below sets forth individual compensation information for each of the Company's last three fiscal years on the Chief Executive Officer ("CEO") and the four other most highly paid executive officers who were serving as such at the end of the Company's fiscal year ended November 30, 1994 and whose total annual salary and bonus for such fiscal year exceeded $100,000.

                                              SUMMARY COMPENSATION TABLE
                                                                         LONG TERM
                                                                        COMPENSATION
                                                                        ------------
                                                                           AWARDS
                                                                        ------------
                                             ANNUAL COMPENSATION
                                         ---------------------------       STOCK           ALL OTHER
     NAME AND PRINCIPAL POSITION         YEAR     SALARY      BONUS       OPTIONS       COMPENSATION(1)
- --------------------------------------   ----    --------    -------    ------------    ---------------
                                                                        (IN SHARES)
Robert J. Pasquarelli.................   1994    $235,000    $ --          --               $62,598
  CEO, President                         1993     225,000     25,000       --                61,236
                                         1992     212,000     50,000       --                55,587
Paul Roik.............................   1994     136,000      --          --                28,109
  Vice President--Finance, and           1993     131,000      --          --                28,820
    Treasuer                             1992     123,000     20,000       --                24,365
Gary Giovannetti......................   1994     127,000      --          --                26,849
  Vice President--Sales and Marketing    1993     122,000      --          --                24,760
                                         1992     115,000      --           7,500            23,490
Joseph Lahita.........................   1994     116,000      --          --                25,309
  Vice President--Operations             1993     111,000      --          --                23,220
                                         1992     105,000      --          --                22,396
John R. Sullivan......................   1994     112,000      --          --                 5,130
  Vice President--Industrial Relations   1993     108,000      --          --                 3,845
                                         1992     102,000      --          --                12,026

- ------------
(1) Includes amounts allocated under the Company's Executive Thrift Savings Plan and the Company's Profit
    Sharing Plan. For 1994, the amounts allocated under the Company's Executive Thrift Savings Plan and the Company's Profit Sharing Plan were, respectively, as follows: Robert J. Pasquarelli--$38,948,
    $23,650; Paul Roik--$19,901, $8,208; Gary Giovannetti--$18,641, $8,208; Joseph Lahita--$17,101, $8,208;
    and John R. Sullivan--$0, $5,130.

    The above table does not include any amounts for personal benefits because, in any individual case, such amounts do not exceed the lesser of $50,000 or 10% of such individual's cash compensation.

    The Company has an employment agreement with Robert J. Pasquarelli which expires in September 1996. The agreement provides for an annual base salary, presently at $235,000 per year plus an incentive bonus. In the event there is a "Change in Control of the Company", as defined generally in the employment agreement to occur if Von Roll no longer controls 50% of the voting stock of the Company, Mr. Pasquarelli will have the option to terminate his employment and receive for a period of two years following such termination the salary and incentive bonus he would have received had he not terminated his employment.

COMPENSATION OF DIRECTORS

    Mr. Karp's receives an annual director's fee of $30,000. In addition, Mr. Karp is paid $1,000 per meeting attended plus reasonable travel expenses. Mr. Pasquarelli, who is an employee of the Company, receives no director's fee. Mr. Beebe, a member of Jacobs Persinger & Parker, general counsel to the Company, receives no director's fee for serving as a director of the Company.

OPTION TABLE

    The following table sets forth option exercise activity in the last fiscal year and the fiscal year-end option values with respect to the CEO and each of the executive officers named in the Summary Compenstion Table. There were no grants of stock options made during fiscal 1994.

                 AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED NOVEMBER 30, 1994
                                  AND NOVEMBER 30, 1994 OPTION VALUES
                                                                     NUMBER OF
                                                                    SECURITIES          VALUES OF
                                                                    UNDERLYING         UNEXERCISED
                                                                    UNEXERCISED        IN-THE-MONEY
                                                                    OPTIONS AT          OPTIONS AT
                                                                     11/30/94            11/30/94
                                         SHARES                   ---------------   ------------------
                                       ACQUIRED ON     VALUE       EXERCISABLE/        EXERCISABLE/
    NAME                                EXERCISE      REALIZED     UNEXERCISABLE      UNEXERCISABLE
- ------------------------------------   -----------    --------    ---------------   ------------------
Robert J. Pasquarelli...............      --             --        27,130 /--        $275,370 /--
Gary Giovannetti....................      --             --        12,500 /2,500      $54,375 /$18,750
Paul Roik...........................      --             --            -- /--              -- /--
John R. Sullivan....................      --             --            -- /--              -- /--
John Lahita.........................      --             --        25,000 /--        $112,500 /--

BOARD REPORT

    The Company's executive compensation program is administered by four independent non-employee directors of the Company and the CEO of the Company. Specific duties of the Board as they relate to executive compensation include reviewing, reporting and recommending compensation actions relative to base salaries, bonus awards and other executive compensation issues. In accordance with the rules and regulations established by the Securities and Exchange Commission, the Company is required to disclose certain compensation policies and practices applicable to the CEO and all other officers regarding compensation actions taken in 1994. For this purpose, the Board has prepared the following report.

  Officer Compensation Policy

    The Board supports several important policies as a framework for administering the executive compensation program. These policies are designed to provide levels of compensation that integrate pay with the Company's performance objectives and to attract, motivate and retain key executives who are critical to the Company's success.

    Currently, executive compensation is comprised of base salary and annual incentive opportunities. Base salary represents the most significant portion of officer compensation.

  Base Salaries

    The base salaries for the Company's officers are reviewed annually. Any increases reflect consideration of individual performance contributions over the past year, Company performance, economic conditions, consideration of data regarding competitor companies and input from the Company's CEO. Salaries of the Named Executive Officers increased modestly in 1994.

  1994 Bonus Awards

    No officer was awarded a bonus with respect to 1994.

  1994 Stock Awards

    The Corporation's Incentive Stock Option Plan (the "Stock Plan") is administered by the non-employee directors of the Company and is designed to align a portion of the executive compensation program with shareholder interests. The Stock Plan permits the granting of incentive stock options to key employees at 100% of the fair market value. Options have been granted at the sole discretion of the Board and after consideration of individual performance. Under the terms of the Stock Plan there are currently no shares reserved for issuance for future option grants. There were no grants of stock options made to the Named Executive Officers during fiscal 1994.

  1994 Profit Sharing

    The Company's Profit Sharing Plan provides for the allocation of a specified percentage of pre-tax profits as additional incentive compensation for all employees, including hourly employees. The CEO is allocated a fixed portion of such of pre-tax profits under the plan and the balance is allocated to Executive Officers and other employees based on the recommendation of the CEO.

PERFORMANCE GRAPH

    The graph below provides a comparison of cumulative total shareholder returns (including reinvestment of dividends) assuming $100 was invested on November 30, 1989 in New Jersey Steel Corporation's common stock, Standard & Poor's 500 Index and the Standard & Poor's Steel Index for the fiscal years ended November 30, 1990 through 1994.

                           COMPARISON OF CUMULATIVE
                           TOTAL SHAREHOLDER RETURN

                                   [Graph]

                        1989    1990    1991    1992    1993    1994
    S&P Steel Index     $100     $77     $92    $127    $164    $171
    S&P 500             $100     $97    $116    $138    $151    $153
    NJ Steel            $100     $73     $91    $140    $134    $132

CERTAIN TRANSACTIONS

    The Company has a Technical Services and Management Consulting Agreement with Von Roll Ltd. pursuant to which Von Roll Ltd. provides certain management and operational services to the Company. The fee payable under the Agreement is renegotiated annually. The Company paid $450,000 in fiscal 1994 and has agreed to pay to Von Roll Ltd. a fee of $450,000 based upon anticipated services for fiscal year 1995. The terms of any extension, amendment or modification of the Agreement will be no less favorable to the Company than those that could be obtained from unaffiliated third parties. The amount of the annual fee and the terms of any extension, amendment or modification will be approved by the Board of Directors and a majority of the directors who are not employees of the Company or Von Roll Ltd.

    The Company on occasion makes loans to employees primarily in connection with their purchases of housing. At November 30, 1994 there was an outstanding loan of $189,000 to Mr. Roik. Mr. Roik's loan bears interest at the rate of 7.5% per annum and matures in November of 1996. There also was an outstanding loan of $150,000 to Mr. Giovannetti. Mr. Giovannetti's loan bears interest at the rate of 7.5% per annum and matures in April of 1997. There was also an outstanding loan of $75,000 to Mr. Pasquarelli. Mr. Pasquarelli's loan bears interest at the rate of 7.5% per annum and matures in February 1997.

    Hans G. Trosch, a nominee for director of the Company, and H. George Hahnloser, a director of the Company, are executive officers of Von Roll Ltd., the majority stockholder of the Company.

    Walter H. Beebe, a director, and Thomas W. Jackson, Secretary of the Company, are partners in the law firm of Jacobs Persinger & Parker, general counsel to the Company. Jacobs Persinger & Parker also provides legal services to Von Roll Ltd. and its subsidiaries. During the fiscal year ended November 30, 1994, the Company made payments to that firm for services rendered and disbursements incurred aggregating $161,397.

    In August 1988, the Company acquired for $2 million approximately one third of the common stock of A.J. Ross Logistics, Inc. ("A.J. Ross"), a publicly held steel fabricator and customer of the Company located in Keasbey, New Jersey. In November 1990, the Company entered into a $16 million sale leaseback transaction whereby it purchased A.J. Ross' land and buildings located in Keasbey, New Jersey. This property, consisting of 27 acres including a deep water dock and 700 ft. of frontage on the North Shore of Raritan Bay, was purchased for approximately a $5.1 million mortgage assumption, which was immediately repaid, and the reduction of $10.9 million in trade receivables due the Company from A.J. Ross. The land and building are classified as real estate held for investment in the Company's consolidated financial statements. In November 1993, A.J. Ross filed for bankruptcy. As a result of the bankruptcy, the Company charged approximately $5.2 million to selling, general and administrative expense in November 1993 to write off trade receivables due from A.J. Ross. Additionally, the Company has a claim for $750,000 against a creditor of A.J. Ross. In fiscal 1992, the Company had written off its initial $2 million investment in A.J. Ross.

                                       B.
                                 OTHER MATTERS

    The Board of Directors knows of no matters which will be presented for consideration at the meeting other than the matters referred to in this statement. Should any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                                    AUDITORS

    KPMG Peat Marwick LLP has audited the accounts of the Company for a number of years and has been appointed by the Board of Directors to continue in that capacity for the fiscal year ending November 30, 1995.

    Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting of Stockholders of the Company and will be available to respond to appropriate questions and to make a statement if they desire to do so.

                            SOLICITATION OF PROXIES

    The Company will bear the cost of this solicitation of proxies. In addition to solicitation of proxies by mail, proxies may be solicited to a limited extent by telephone, telegraph or personal interview by directors, officers and employees of the Company, if necessary to insure satisfactory representation at this meeting. Such solicitation will be without cost to the Company, except for actual out-of-pocket communication charges. Brokers, nominees or other persons holding stock in their names for others may be reimbursed for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

                             STOCKHOLDER PROPOSALS

    From time to time, stockholders present proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at the annual meetings. To be considered, proposals must be submitted on a timely basis. Proposals for the 1996 meeting must be received by the Company no later than January 10, 1996.

                                           By Order of the Board of Directors
                                                    Thomas W. Jackson,
                                                        Secretary

Dated: May 10, 1995

    UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER OF THE COMPANY, THE COMPANY WILL PROVIDE TO SUCH STOCKHOLDER A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1994, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO TREASURER, NEW JERSEY STEEL CORPORATION, NORTH CROSSMAN ROAD, SAYREVILLE, NEW JERSEY 08872. THERE WILL BE NO CHARGE FOR SUCH REPORT UNLESS ONE OR MORE EXHIBITS THERETO ARE REQUESTED, IN WHICH CASE THE COMPANY'S REASONABLE EXPENSES OF FURNISHING SUCH EXHIBITS MAY BE CHARGED.

    All stockholders are urged to fill in, sign and mail the enclosed Proxy promptly whether or not you expect to attend the meeting. If you are mailing your Proxy, kindly do so sufficiently in advance of the meeting date so that it will be received in time to be counted at the meeting.

                          NEW JERSEY STEEL CORPORATION
                       SOLICITED BY BOARD OF DIRECTORS FOR
P                        ANNUAL MEETING OF STOCKHOLDERS
                                 June 27, 1995
R
      The undersigned hereby appoints Robert J. Pasquarelli, Paul Roik and
O Thomas W. Jackson, and each of them acting alone, with full power of substitution, proxies to vote the Common Stock of the undersigned at
X the 1995 Annual Meeting of Stockholders of NEW JERSEY STEEL CORPORATION to be held at The Woodbridge Hilton, 120 Wood Avenue South, Iselin,
Y New Jersey 08830 on Tuesday, June 27, 1995 at 10:00 A.M., and any adjournments thereof, for the election of directors as set forth in the Proxy Statement of the Board of Directors dated May 10, 1995, and upon all other matters which come before said meeting or any adjournment thereof.

                                                                  SEE REVERSE
                                                                      SIDE

     Please mark your                                                  9251
  X  votes as in this
     example.

     This proxy when properly executed will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of directors in proposal 1.

                A vote FOR is recommended by the Board of Directors

                        FOR    WITHHELD
1. Election of
   five (5)
   Directors listed

W.H. Beebe, H.G. Hahnloser, H.L. Karp, R.J. Pasquarelli and H.G. Trosch

For, except vote withheld from the following nominee(s)


- ------------------------------------------------

                                                Receipt of the Notice of Annual
                                                Meeting of Stockholders and
                                                accompanying Proxy Statement of
                                                the Board of Directors is
                                                acknowledged.

                                                Please mark, date, sign and mail
                                                your proxy promptly in the
                                                envelope provided.

SIGNATURE                                       DATE
          -----------------------------------        ---------------------------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a corporation, please give full corporate name by authorized officer.